                                                                    EXHIBIT 7


                                                                         [PRATO]
                               OPTION AGREEMENT
                               ----------------


    THIS OPTION AGREEMENT (the "Agreement") is made and entered into this 23rd
                                ---------
day of July, 1996, by and between Coinmach Laundry Corporation, a Delaware corporation (the "Corporation"), and Charles Prato (the "Optionee").
                  -----------                            --------


                                   RECITALS
                                   --------

    A. Optionee, an employee of the Corporation, has made and continues to make valuable contributions to the Corporation, which have been, and or will be important to the success of the Corporation and has rendered and continues to render certain managerial and advisory and/or other similar services to the Corporation (collectively, the "Services").
                                --------

    B. In consideration for Optionee's continued provision of the Services, the Corporation desires to grant to Optionee options to purchase shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"),
                                                           ------------
subject to the terms and conditions of this Agreement.

    C. In consideration for the grant of such options, Optionee desires to continue to render Services to the Corporation.

                                   AGREEMENT
                                   ---------

    NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.   Grant of Options.   Subject to the terms and conditions contained
              ----------------
herein, the Corporation hereby grants to the Optionee, at no cost or expense to Optionee of any kind, irrevocable options ("Options") to purchase from the
                                            -------
Corporation 11,443 shares of Common Stock.

         2.   Non-qualified Stock Options.  The Options represented hereby are
              ---------------------------
non-qualified stock options and are not intended by the Corporation to qualify under any section of the Internal Revenue Code of 1986, as amended.

         3.   Exercise Price.  Subject to the terms and conditions contained
              --------------
herein, each of the Options shall entitle the Optionee to purchase one share of Common Stock at an exercise price (the "Exercise Price") equal to $11.90 per
                                        --------------
share.

         4.  Terms of Options.  Subject to the terms and conditions contained
             ----------------
herein, the Optionee shall be entitled to exercise Options to purchase an aggregate of up to 11,443 shares of Common Stock. Such Options shall be exercisable by Optionee subject to, and only to the extent that, (i) with respect to any such option, such Option has vested in accordance with the vesting schedule set forth below and (ii) at the time of exercise of such Option all conditions to exercise set forth in this Agreement are satisfied to the reasonable satisfaction of the board of directors of the Corporation (the "Board").
 -----

                                  Number of Options Vesting
            Vesting Date             on the Vesting Date
         ---------------          -------------------------

         July 23, 1996                        2,291
         July 23, 1997                        2,288
         July 23, 1998                        2,288
         July 23, 1999                        2,288
         July 23, 2000                        2,288


         Notwithstanding any provision to the contrary in this Agreement, any and all Options not exercised on or prior to July 23, 2006 (whether or not exercisable at such time) shall automatically expire, and Optionee shall have no rights in or to such Options after such date. The period from the date hereof to July 23, 2006, shall be referred to herein as the "Option Period".
                                                      -------------

         5.   Conditions to Exercise of Options.  No Option may be exercised by
              ---------------------------------
Optionee to the extent that, at the time of such proposed exercise, Optionee is not, in the reasonable discretion of the Board, providing, when and as requested by the Corporation, Services in a manner and on economic terms reasonably satisfactory to the Corporation and consistent with past practice; provided,
                                                                   --------
however, that (i) upon Optionee's death or incapacitation or (ii) upon
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termination of Optionee's employment by the Corporation without Cause, Optionee shall be entitled to exercise, pursuant to the terms and conditions of this Agreement, all Options that have vested on or prior to the date of death or incapacitation or termination, as the case may be. For purposes of this Agreement, "Cause" means (i) a material breach of any agreement with the
            -----
Corporation, its subsidiaries, affiliates or corporate parent or its stockholders by Optionee (after notice and reasonable opportunity to cure), (ii) a breach of Optionee's duty of loyalty to the Corporation or any of its subsidiaries, affiliates or corporate parent or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to the Corporation or any of its subsidiaries, affiliates or corporate parent or any of their respective stockholders, customers or suppliers, (iii) the commission by Optionee of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, the

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

Corporation or any of its subsidiaries, affiliates or corporate parent, (iv) Optionee's continued failure or refusal to perform any material duty to the Corporation or any of its subsidiaries, affiliates or corporate parent which is normally attached to his position (after notice and reasonable opportunity to cure), or (v) Optionee's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure). For purposes of this Agreement, "Optionee's
                                                                   ----------
duty of loyalty to the Corporation or any of its subsidiaries, affiliates or
----------------------------------------------------------------------------
corporate parent" shall include Optionee's fiduciary obligation to place the
----------------
interests of the Corporation and its subsidiaries, affiliates or corporate parent ahead of his personal interests and thereby not knowingly profit personally at the expense of the Corporation or any of its subsidiaries, affiliates or corporate parent, and shall also include specifically the affirmative obligation to disclose promptly to the Board any known conflicts of interest Optionee may have with respect to the Corporation and its subsidiaries, affiliates or corporate parent, and the negative obligations not to usurp corporate opportunities of the Corporation or any of its subsidiaries, affiliates or corporate parent, not to engage in any "conflict-of-interest" transactions with the Corporation or its subsidiaries, affiliates or corporate parent (without the approval of the Board), and not to compete directly with the Corporation or its subsidiaries, affiliates or corporate parent (without the approval of the Board).

         6.   Exercise Procedure.  The Options may be exercised by Optionee,
              ------------------
subject to the terms and conditions contained herein, in whole or in part, at any time during the Option Period by prior written notice delivered to the Corporation. Such notice shall set forth the number of shares of Common Stock to be purchased. Upon receipt thereof, the Corporation and the Optionee shall mutually agree to a time and date, not later than 30 days from the delivery date of such notice, on which to close the exercise of such Options (the "Closing").
                                                                     -------

         7.   Closing.  At or prior to the Closing, the Optionee shall have
              -------
delivered to the Corporation (a) the aggregate Exercise Price of the Options paid in cash or by certified or bank check or wire transfer to an account designated by the Corporation. At such time that the Corporation is able to confirm to its reasonable satisfaction receipt in full of the Exercise Price, the Corporation shall deliver to Optionee a certificate representing the shares of Common Stock issued upon exercise of the Options as soon as practicable thereafter.

         8.   Fractional Shares; Calculations.  The Corporation shall not be
              -------------------------------
required to issue fractions of a share of Common Stock upon exercise of the Options. The number of shares of Common Stock subject to the Optionee's Options shall be rounded to the nearest whole share and the aggregate number of shares subject to the Options shall be adjusted accordingly. All

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

calculations required to be made hereunder shall, prior to such rounding, be carried out to at least the third decimal place.

         9.    Changes in Stock.
               ----------------

         (a) Subject to any required action by the stockholders of the Corporation, if at any time while one or more Options granted hereunder are outstanding, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of the Corporation through a stock dividend, stock split, reverse stock split, stock combination, reclassification, reorganization, merger, consolidation or similar change in corporate structure affecting the kind or number of issued shares of Common Stock as a class, the Corporation shall equitably adjust the number, kind, and purchase price of the shares subject to the Option so that the Optionee shall be entitled to purchase the number of shares which the Optionee would have received, as a result of the capital change, for the shares of Common Stock that he would have acquired by exercising the Option immediately prior to such capital change, for the same aggregate Exercise Price as the Optionee would have paid at the prior time.

         (b) In case the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or a recapitalization of the Common Stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in case the Corporation shall pay any dividend or make any distribution to the holders of its Common Stock, other than regularly-scheduled cash dividends (each such transaction being herein called a "Transaction" and
                                                             -----------
the date of consummation of a Transaction being herein called a "Consummation
                                                                 ------------
Date"), then lawful and adequate provision shall be made so that upon the
----
exercise hereof at any time after the Consummation Date of such Transaction, the Optionee shall be entitled to receive, in lieu of the Common Stock issuable hereunder, the kind and amount of securities or other property to which he or she would actually have been entitled as a stockholder of the Corporation upon the consummation of such Transaction, if the Optionee had exercised his Options immediately prior thereto. The provisions of this Section 9(b) shall similarly apply to successive Transactions.

         10.   No Voting or Dividend Rights or Rights to Continued Employment.
               --------------------------------------------------------------
Except as may be specifically provided in Section 9 hereof, nothing contained herein shall be construed as conferring upon the Optionee the rights of a stockholder of the Corporation in respect of the shares subject to the Options, including without limitation, the right to vote as a stockholder, or to receive any dividends paid or other distributions made to, stockholders. If Optionee is, or hereinafter becomes, an employee or director of the Corporation or any subsidiary thereof, nothing contained in this Agreement shall be deemed to confer upon Optionee any right to continued employment with, or a continued officer or directorship position with, the Corporation or any subsidiary thereof, nor shall it interfere in any way with the right of the Corporation to terminate Optionee in accordance with the provisions regarding such termination set forth in Optionee's written employment agreement with the Corporation, or if there exists no such agreement, to terminate Optionee at will, and/or terminate Optionee's directorship or officer position in accordance with the Corporation's Certificate of Incorporation and By-laws and/or applicable law, as the case may be.

         11.   Withholding Tax.  Not later than the date as of which an amount
               ---------------
first must be included in the gross income of Optionee for Federal income tax purposes with respect to the Options, Optionee may be required to pay the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Corporation pursuant to this Agreement shall be conditional upon such payments or arrangements with the Corporation, if such payments or arrangements are required, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee from the Corporation.

         12.   Restrictions on Transferability; Legends.
               ----------------------------------------

         (a) This Agreement, the Options granted hereby, the shares of Common Stock issuable upon exercise thereof, and any other securities issuable pursuant to Section 9 hereof (collectively, the "Securities") shall not be transferable
                                        ----------
by the Optionee without the prior written consent of the Corporation. No transfer of the Options by Optionee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement and the Options.

         (b) Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that Optionee shall not sell, transfer by any means or otherwise dispose of the Securities without registration under the Securities Act of 1933, as amended (the "1933 Act"), and compliance with state securities
                              --------
and Blue Sky laws, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) Optionee has furnished the Corporation with written notice of such proposed transfer, and the Corporation's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

         (c) Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that Optionee shall not sell, transfer by any means or otherwise dispose of the Securities, except in accordance with (i) the Corporation's policy, if any, regarding the sale and disposition of securities owned by employees, directors and/or officers of the Corporation, (ii) an agreement among the stockholders of the Corporation in effect at the time of the sale of the shares of Common Stock issuable upon exercise of the Options, or
(iii) if such an agreement set forth in clause (ii) above is not in effect, an agreement among the stockholders of the Corporation reasonably acceptable to the Corporation pursuant to which the stockholders of the Corporation may, among other things, establish certain restrictions and rights to maintain continuity of ownership and control of the Corporation.

         (d) Each certificate representing the shares of Common Stock issuable upon exercise of the Options shall be stamped or otherwise imprinted with the legends in substantially the following forms:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO AN OPTION AGREEMENT, DATED AS OF JULY 23, 1996, A COPY OF WHICH IS ON FILE WITH THE CORPORATION, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF.


         13.  Representations and Warranties of the Corporation.  The
              -------------------------------------------------
Corporation hereby represents and warrants to, and agrees with, the Optionee that as of the date hereof:

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

         (a) The Corporation is a Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Corporation has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. All corporate acts and other corporate proceedings required to be taken by or on the part of the Corporation to authorize the Corporation to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken.

         (c) The shares of Common Stock issuable upon exercise of the Options have been duly authorized, and when such shares are issued to the Optionee in accordance with this Agreement, such shares will be validly issued, fully paid and non-assessable. The Corporation has reserved the required number of shares of Common Stock for issuance upon exercise of the Options based on the number of issued and outstanding shares of Common Stock on the date hereof and assuming the exercise of all of the Options, and will, from time to time, reserve such additional shares of Common Stock as may become issuable upon exercise of the Options.

         14.  Representations and Warranties of the Optionee.  The Optionee
              ----------------------------------------------
hereby represents and warrants to, and agrees with, the Corporation that as of the date hereof:

         (a) Optionee has the requisite legal capacity to execute and deliver this Agreement, to perform its, his or her other obligations hereunder and to carry out the transactions contemplated hereby.

         (b) Optionee is acquiring and shall acquire the shares of Common Stock issuable upon exercise of the Options, for Optionee's own account and not with a view towards the distribution thereof in violation of applicable Federal and state securities laws.

         (c) Optionee acknowledges and agrees that (a) Optionee must bear the economic risk of the investment in the shares of Common Stock issuable upon exercise of the Options, which may not be sold by Optionee unless registered under the 1933 Act or an exemption therefrom is available thereunder and (b) the Corporation is under no obligation to register the Options or the shares of Common Stock issuable upon exercise of the Options for sale under the 1933 Act.

         (d) Optionee has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on the Corporation's behalf concerning the terms and conditions of the Options and this Agreement.

         (e) Optionee is aware that the Corporation shall place stop transfer orders with its transfer agent against the transfer of the shares of Common Stock issuable upon exercise of the Options in the absence of registration under the 1933 Act or exemption therefrom as provided herein.

         15.  No Finders.  Neither the Corporation nor the individual parties
              ----------
hereto have engaged any finder or broker in connection with the execution and delivery of this Agreement.

         16.  Notices.  Any notice or other communication to be given by any
              -------
party hereunder to any other party shall be in writing, delivered personally, mailed by certified or registered mail, return receipt requested, or sent by a nationally recognized courier service, and shall be addressed to such party at its address hereinabove stated or to such other address as may have been furnished by any party to the other parties pursuant to this Section 16, and shall be deemed to be given on the date of receipt.

         17.  Miscellaneous.
              -------------

         (a)  Governing Law; Arbitration; Jurisdiction.  This Agreement shall be
              ----------------------------------------
enforced, governed and construed in all respects in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws. Any dispute arising hereunder shall be resolved by arbitration before the American Arbitration Association in the City of New York, pursuant to the rules of said body then obtaining; provided that any party may seek injunctive or
                             --------
other equitable relief pursuant to the terms hereof and for such purpose, the parties hereto irrevocably submit to the exclusive personal jurisdiction of any state or Federal court located in New York County. The parties irrevocably waive, to the fullest extent permitted by law, any objection to which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

         (b)  Severability.  If any provision of this Agreement is invalid or
              ------------
unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (c)  Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

         (d)  Headings.  The headings of this Agreement are for convenience only
              --------
and shall not affect the meaning of the terms hereof.

         (e)  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (f)  Waiver.  The waiver by any party hereto of a breach of any
              ------
provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                             COINMACH LAUNDRY CORPORATION


                             By:  /s/ ROBERT M. DOYLE
                                  ------------------------------
                                  Name: Robert M. Doyle
                                  Title Senior Vice President


                             /s/ CHARLES PRATO
                             -----------------------------------
                             Charles Prato